CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Covenant Transport, Inc. on Form S-8 of our report dated May 27, 1998, on our audit of the Covenant Transport, Inc. 401(k) and Profit Sharing Plan as of December 31, 1997, which report is included in this Annual Report of Form 11-K.



                                             COOPERS & LYBRAND L.L.P.

Knoxville, Tennessee
June 29, 1998




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